Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 9, 2024, in the Registration Statement (Form F-1) and related prospectus of Moove Lubricants Holdings dated September 16, 2024.

/s/ Ernst & Young Auditores Independentes S/S Ltda.

São Paulo, Brazil
September 16, 2024